February 1, 2012

RiverNorth Funds

325 N. LaSalle Street

Suite 645

Chicago, IL 60654

Re:   RiverNorth Funds, File Nos. 811-21934 and 333-136185

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 7 to the RiverNorth Fund’s Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP